Exhibit 99.2

AMEREN CORPORATION (AEE)

CONSOLIDATED STATEMENT OF INCOME

(Unaudited, in millions, except per share amounts)

	Three Months Ended March 31,

	2011	2010

Operating Revenues:
Electric	$1,470	$1,455
Gas	434	485

Total operating revenues	1,904	1,940

Operating Expenses:
Fuel	379	293
Purchased power	227	271
Gas purchased for resale	288	333
Other operations and maintenance	463	437
Depreciation and amortization	195	187
Taxes other than income taxes	125	121

Total operating expenses	1,677	1,642

Operating Income	227	298

Other Income and Expenses:
Miscellaneous income	16	22
Miscellaneous expense	5	7

Total other income	11	15

Interest Charges	119	132

Income Before Income Taxes	119	181

Income Taxes	45	75

Net Income	74	106

Less: Net Income Attributable to Noncontrolling Interests	3	4

Net Income Attributable to Ameren Corporation	$71	$102

Earnings per Common Share - Basic and Diluted	$0.29	$0.43

Average Common Shares Outstanding	240.6	237.6

AMEREN CORPORATION (AEE)

CONSOLIDATED BALANCE SHEET

(Unaudited, in millions)

	March 31, 2011	December 31, 2010

ASSETS
Current Assets:
Cash and cash equivalents	$573	$545
Accounts receivable - trade, net	517	500
Unbilled revenue	310	406
Miscellaneous accounts and notes receivable	291	231
Materials and supplies	572	707
Mark-to-market derivative assets	137	129
Current regulatory assets	215	267
Other current assets	100	109

Total current assets	2,715	2,894

Property and Plant, Net	17,888	17,853
Investments and Other Assets:
Nuclear decommissioning trust fund	353	337
Goodwill	411	411
Intangible assets	7	7
Regulatory assets	1,217	1,263
Other assets	738	750

Total investments and other assets	2,726	2,768

TOTAL ASSETS	$23,329	$23,515

LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$155	$155
Short-term debt	334	269
Accounts and wages payable	401	651
Taxes accrued	134	63
Interest accrued	153	107
Customer deposits	100	100
Mark-to-market derivative liabilities	126	161
Current regulatory liabilities	140	99
Other current liabilities	294	283

Total current liabilities	1,837	1,888

Credit Facility Borrowings	270	460
Long-term Debt, Net	6,853	6,853
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	2,938	2,886
Accumulated deferred investment tax credits	88	90
Regulatory liabilities	1,371	1,319
Asset retirement obligations	482	475
Pension and other postretirement benefits	1,057	1,045
Other deferred credits and liabilities	553	615

Total deferred credits and other liabilities	6,489	6,430

Ameren Corporation Stockholders’ Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	5,540	5,520
Retained earnings	2,203	2,225
Accumulated other comprehensive loss	(20)	(17)

Total Ameren Corporation stockholders’ equity	7,725	7,730
Noncontrolling Interests	155	154

Total equity	7,880	7,884

TOTAL LIABILITIES AND EQUITY	$23,329	$23,515

AMEREN CORPORATION (AEE)

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in millions)

	Three Months Ended March 31,
	2011	2010

Cash Flows From Operating Activities:
Net income	$74	$106
Adjustments to reconcile net income to net cash provided by operating activities:
Net mark-to-market gain on derivatives	(16)	(31)
Depreciation and amortization	196	190
Amortization of nuclear fuel	17	13
Amortization of debt issuance costs and premium/discounts	5	9
Deferred income taxes and investment tax credits, net	62	70
Other	(3)	(8)
Changes in assets and liabilities:
Receivables	17	40
Materials and supplies	135	148
Accounts and wages payable	(221)	(181)
Taxes accrued	71	40
Assets, other	39	(32)
Liabilities, other	80	9
Pension and other postretirement benefits	28	30
Counterparty collateral, net	70	(23)

Net cash provided by operating activities	554	380

Cash Flows From Investing Activities:
Capital expenditures	(227)	(289)
Nuclear fuel expenditures	(18)	(23)
Purchases of securities - nuclear decommissioning trust fund	(91)	(60)
Sales of securities - nuclear decommissioning trust fund	87	56
Other	(1)	(1)

Net cash used in investing activities	(250)	(317)

Cash Flows From Financing Activities:
Dividends on common stock	(93)	(91)
Dividends paid to noncontrolling interest holders	(2)	(2)
Short-term and credit facility borrowings, net	(125)	(220)
Issuances of common stock	17	20
Generator advances for construction refunded, net of receipts	(73)	(32)

Net cash used in financing activities	(276)	(325)

Net change in cash and cash equivalents	28	(262)
Cash and cash equivalents at beginning of year	545	622

Cash and cash equivalents at end of period	$573	$360